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                                                                   EXHIBIT 99(A)

                             JOINT FILING AGREEMENT

      This JOINT FILING AGREEMENT ("Agreement") is dated as of March 31, 2005, by and among Wanxiang Group Company, a Chinese corporation ("Wanxiang Group"), Wanxiang America Corporation, a Kentucky corporation and wholly-owned subsidiary of Wanxiang Group ("Wanxiang America"), Venture Equities Management, Inc., an Illinois corporation and wholly-owned subsidiary of Wanxiang America ("Venture"), Mr. Robert Geras ("Geras"), LaSalle Investments, Inc., an Illinois corporation ("LaSalle Investments"), and LaSalle UAI Holdings, LLC, a Delaware limited liability company ("LaSalle").

      Wanxiang Group, Wanxiang America, Venture, Geras, LaSalle Investments and LaSalle hereby agree to jointly file a statement on Schedule 13D or an amendment to an existing Schedule 13D, together with any amendments thereto, with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership by the undersigned of certain interests in the common stock, par value $0.01 per share, of Universal Automotive Industries, Inc.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     [Signature page immediately following]

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                                          WANXIANG GROUP CORPORATION

                                          By: /s/ Wei Ding
                                              -----------------------------
                                              Name: Wei Ding
                                              Title: President

                                          WANXIANG AMERICA CORPORATION

                                          By: /s/ Pin Ni
                                              -----------------------------
                                              Name: Pin Ni
                                              Title: President

                                          VENTURE EQUITIES MANAGEMENT, INC.

                                          By: /s/ Zemin Xu
                                              -----------------------------
                                              Name: Zemin Xu
                                              Title: Vice President

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                                          ROBERT GERAS

                                          /s/ Robert Geras
                                          -----------------------------
                                          LASALLE INVESTMENTS, INC.

                                          By: /s/ Robert Geras
                                              --------------------------
                                              Name: Robert Geras
                                              Title:   President

                                          LASALLE UAI HOLDINGS, LLC

                                          By: LaSalle Investments, Inc.,
                                              its manager

                                          By: /s/ Robert Geras
                                              --------------------------
                                              Name: Robert Geras
                                              Title: President